SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 28, 1999


                    International Thoroughbred Breeders, Inc.
             (Exact name of registrant as specified in its charter)


                           Delaware 0-9624 22-2332039
           (State or other jurisdiction (Commission (I.R.S. Employer
               of incorporation) File Number) Identification No.)


                          Route 70 and Haddonfield Road
                          08034 Cherry Hill, New Jersey
               (Zip Code)(Address of principal executive offices)


        Registrant's telephone number, including area code: 609-488-3838



Item 4.  Changes in Registrant's Certifying Accountant.

     On September 28, 1999, the Registrant was informed by the firm of BDO Seidman, LLP ("BDO") that they had resigned and that the client-auditor relationship between BDO and the Company had ceased. BDO had been the Registrant's principal accountants for the purpose of auditing its financial statements since the fiscal year ended June 30, 1997. The report of BDO on the consolidated financial statements of the Registrant for the two most recent fiscal years did not contain an adverse opinion or a disclaimer of opinion, was not qualified or modified as to audit scope or accounting principles, however, the report was modified for each of the two fiscal years to contain an explanatory paragraph as its relates to the financial statements being prepared assuming that the Company will continue as a going concern and that the financial statements did not include any adjustments that might result from the outcome of the reported uncertainties. The Registrant has had no disagreements with its former principal accountants on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to the satisfaction of the former principal accountants, would have caused it to make reference to the subject matter of the disagreements in connection with its report relating to the audits for the Registrant's two most recent fiscal years or during the period from July 1, 1998 to September 28, 1999.



Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c)  Exhibits.

              The following exhibits are filed as part of this Report:

              16.  Letter re: change in certifying accountant




                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: September 30, 1999       INTERNATIONAL THOROUGHBRED BREEDERS, INC.


                                By:________________________________
                                   Name: William H. Warner
                                   Title:Treasurer and Chief Financial Officer